   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2007 (February 8, 2007)

Amerasia Khan Ltd.
(Exact name of registrant as specified in charter)

Nevada	000-52211	20-2559624
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3855 South 500 West, Suite B
Salt Lake City, Utah 84115
(Address of Principal Executive Offices)

(801)263-0699
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

    Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01    ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On February 8, 2007, Amerasia Khan Ltd. a Nevada corporation (the “Registrant”) executed an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Registrant and its wholly owned subsidiary, SZC Acquisition, Inc., a Nevada corporation (“Subsidiary”) on the one hand and ShieldZone Corporation, a Utah corporation (“ShieldZone” or “Target”) on the other hand. Pursuant to the Merger Agreement, ShieldZone merged with Subsidiary, with ShieldZone surviving the merger and Subsidiary ceasing to exist (the “Merger”).

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪	The Registrant became the holder of all of the issued and outstanding shares of capital stock of Shieldzone, resulting in a parent/subsidiary relationship between the Registrant and ShieldZone.

▪	Each share of ShieldZone common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of the Registrant’s common stock.

▪
Certain convertible notes, issued by SheildZone in the aggregate principal amount of $250,000.00, were converted by the Registrant at an exercise price of $0.35 into 714,286 shares of the Registrant’s common stock

▪
The Registrant’s board of directors was reconstituted to consist of David Ho, the Registrant’s director prior to the merger, and Robert G. Pedersen II, who prior to the Merger was the sole director of ShieldZone.

▪
Each of the Registrant and SheildZone provided customary representations and warranties and closing conditions, including approval of the Merger by approval required by law of SheildZone’s stockholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Spin-out

On February 8, 2007, immediately following consummating the Merger, the Registrant entered into a Sale, Assignment, Assumption and Indemnification Agreement with Mr. Johnny Lee. This agreement is referred to as the Spin-out Agreement and to the transactions effected thereby as the Spin-out. Prior to the Merger, Mr. Lee was the Registrant’s President, CEO, member of the board of directors, and one of its significant stockholders. Pursuant to the spin-out agreement, immediately following the Merger on February 8, 2007 (i) the Registrant sold Mr. Lee all of its assets; (ii) Mr. Lee assumed all of the Registrant’s liabilities, (iii) Mr. Lee agreed to indemnify the Registrant for breaches by Mr. Lee under the spin-out agreement; and (iv) Mr. Lee granted the Registrant a general release. As partial consideration in connection with entering into the Spin-out Agreement, Mr. Lee agreed to cancel his 4,000,000 shares of common stock held in the Registrant.

The foregoing description of the Spin-out Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Item 2.01    ACQUISITION OR DISPOSITION OF ASSETS.

Prior to the above transactions, the Registrant was in the business or marketing and selling, or renting, academic regalia, such as caps, gowns and stoles for use in college and high school ceremonies. Since inception, this business has generated nominal revenues. From and after the Merger and Spin-out, the Registrant’s operations consist of the operations of Target.

In this report, when we use phrases such as "we," "our," "Company," "us," we are referring to Registrant (formerly Amerasia Khan Ltd.) and Target (ShieldZone Corporation) as a combined entity.

DESCRIPTION OF BUSINESS

Summary Overview

Registrant - Registrant was incorporated in the State of Nevada on April 2, 2004 and until the Merger was in the business or marketing and selling, or renting, academic regalia, such as caps, gowns and stoles for use in college and high school ceremonies.

Target- Prior to the Closing, ShieldZone Corporation was privately owned. It was formed on March 24, 2005. Prior to the Merger, ShieldZone was managed by Mr. Robert G. Pedersen II as the sole director and executive officer, who managed ShieldZone until the Merger. ShieldZone’s corporate headquarters are in Salt Lake City, Utah. Its primary business has been the design, marketing and sale of a customized protective film device used to protect the exterior finish of electronic devices and other household and consumer items which are subject to cosmetic damage, such as nicks, scratches, debris and chipping of the exterior surfaces of the devices. SheildZone was formed under the original name “Protective Solutions, Inc.” ShieldZone maintains its corporate offices and operational facility at 3855 South 500 West, Suites B and J, Salt Lake City, Utah, 84115. The telephone number of ShieldZone is 801-263-0699. ShieldZone’s website addresses are www.ShieldZone.com and www.InvisibleShield.com . The websites and their contents are not a part of this Current Report.

Overview

    The Company custom-designs, markets and sells a form of protective covering for consumer electronic and hand held devices. The Company’s key product “invisibleSHIELD”™ is made from a protective, film-like covering that was developed originally to protect the leading edges of rotary blades of military helicopters. The Company determined that this same material could be configured to fit onto the surface of electronic devices and marketed to consumers for use in protecting such devices from everyday wear and tear including scratches, scrapes, debris and other surface blemishes. The film also permits touch sensitivity, meaning it can be used on devices that have a touch-screen interface. The invisibleSHIELD material is highly reliable and durable since it was originally developed for use in a high friction, high velocity, aerospace context. The material provides long lasting protection for the surface of electronic devices subject to normal wear and tear. The material is a form of polyurethane substance, akin to a very thin, pliable, flexible and durable clear plastic that adheres to the surface and shape of the object it is applied to.

    The invisibleSHIELD has been deployed by the Company in over 700 designs to accommodate the specific size and shape of specific electronic devices. Current applications include: iPods®, laptops, cell phones (from dozens of manufacturers), PDAs, watch faces, gaming devices, digital cameras, and many more items. The product is “cut” to fit specific devices and packaged together with a moisture activating spray called “SHIELDspray”™ which makes the invisibleSHIELD adhere to the surface of the device literally “like a second skin” virtually invisible to the eye. Unlike bulky or flashy sleeves or cases, the invisibleSHIELD is not readily visible to the eye, and the feel of it is not intrusive to the touch. It does not hide the design or features of the device. Rather, it literally “coats” the device with a protective layer that is clear, touch-penetrable, and completely unobtrusive to the look and feel of the device. The invisibleSHIELD is not ornamental, but rather provides a long lasting barrier to preserve the brand new look of the surface of an electronic device.

Design and Packaging

    The Company designs and cuts the invisibleSHIELD product for application on hundreds of specific electronic devices. The Company acquires raw materials from third party sources that are delivered to the Company’s facilities and assembled for packaging. In addition, the Company out-sources high volume precision-cutting of the materials, which the Company considers to be more cost effective. The Company then packages the configured materials together with an installation kit, consisting of SHIELDspray, a moisture adhesive-activating solution, a squeegee, and instructions for application on specific electronic devices. On average, the Company processes and ships over 15,000 finished packages per month.

    The Company has a patent pending on the process of wrapping an entire gadget body in a transparent, durable and semi-permanent film. The Company also custom designs each cut-out for the film and currently has unique designs for nearly 700 devices. The cut-out designs are developed internally and owned exclusively by the Company. The Company does not own the base materials, but believes that its relationship with the distributor of the material is on excellent terms and anticipates no interruption in the Company’s ability to acquire the materials and produce products.

Market for Products

    The portable electronic device market, notably handheld devices, is continuing to see advancements in performance and functionality in existing models. Furthermore, the market is expanding as evidenced by new product developments in portable electronic devices. Correspondingly, the aesthetics of such devices is increasingly important to the extent that buyers are considering the look and feel of such devices, as much as performance, in making their purchasing decisions.

    As a result, an industry and significant market has emerged in protecting portable electronic devices, notably the “high end” devices - both in terms of price, and design/functionality. Consumers are seeking ways to protect the device from wear and tear and damage, but not impede the look, feel, or functionality of the device.

    The Company, directly and through its distributors and retail sellers, sells the invisibleSHIELD to consumers of electronic household and hand-held devices. The Company sells a significant amount of product for use on Apple’s “iPod” devices. The invisibleSHIELD covers and protects the iPod without detracting in any manner from the look and feel of the device or its functionality. The Company anticipates, but cannot assure, that its product will be equally popular for use with the pending “iPhone” device - since that device also has a “touch-screen” interface and the invisibleSHIELD permits touch sensitivity between the user and the device.

    The Company, to date, has not partnered with any manufacturers of electronic devices to bundle the Company’s products with such devices on initial sale, or to include as part of the device, the application of the Company’s products. In the future, the Company may seek such an arrangement but has not entered into negotiations for such an arrangement as yet.

Market Segments

    With over 700 invisibleSHIELD products/product configurations available, ShieldZone has a protective covering for all major market segments of handheld electronic devices, including: iPods, other brand MP3 players, PDAs, cell phones, laptops, GPS devices, watch faces, and similar devices and surfaces. The Company intends to continue to configure the invisibleSHIELD product for use in newly developed consumer devices. Unlike manufacturers of competing device cases that need months to design and manufacture customized accessories for new devices, the invisibleSHIELD can be quickly configured and packaged for new devices as they enter the consumer marketplace, making the invisibleSHIELD available for purchase ahead of competing accessories for new electronic devices.

    One of the fastest growing market segments for ShieldZone is the iPod consumer. Most often, iPod buyers are drawn to the device by its elegant design, as well as its easy-to-use functionality. However, everyday use often mars the iPod's finish, screen and other areas that receive wear and tear. Traditional protective products are bulky and detract from an iPod's elegance by covering it up. Other common protectors either do not offer enough protection -- such as leaving the iPod's function buttons uncovered -- or they are not durable enough to properly protect the device. However, an invisibleSHIELD covering is exactly that-- invisible-- meaning it does not cover up the design, form or functionality of the iPod.

    As sales of electronics continues to grow, sales of the Company’s complimentary products are anticipated to grow, as well. The four largest areas of the Company’s market opportunities relate to sales of iPods, cellular telephones, digital cameras and gaming systems. Accordingly to industry sources, over 39,500,000 iPods were sold in Apple Corporation’s most recent fiscal year, and over 21,000,000 were sold in the first quarter of its subsequent fiscal year. Over one billion cell phones were sold worldwide in 2006. Over 26,000,000 units of digital cameras were sold in 2005. Sony’sPSP sold over 20,000,000 units as of August 2006 and Nintendo’s DS Lite sold over 21,000,000 units during the same period. ShieldZone is positioned to serve all of these markets with its after-market invisibleSHIELD products.

Other Electronic Products and Accessories

    In addition to the invisibleSHIELD the Company also acts as a reseller of consumer electronics and related accessories which it believes its invisibleSHIELD customers would purchase and vice versa. Such products include:  cell phones, digital cameras, GPS devices, MP3 players, PDAs, satellite radios, heart rate monitors and other small, predominately held-held devices. The Company also sells accessories for many of these products. Such resale items are sold via the Company’s website and in retail locations.

    In connection with the invisibleSHIELD, the Company re-sells a product known as “Applesauce.” Applesauce is a buffing and polishing compound that can be used to remove scrapes or scratches and restore a “new” look to the surface of the iPod. After application, the invisibleSHIELD can be applied to preserve the restoration of the finish.

Marketing and Distribution

    The Company sells its products directly on its website, through distributors, through kiosk vendors in shopping malls and retail centers, and through electronics retailers. The Company’s products are available for sale world wide via the Company’s website. Currently the Company advertises its products on the internet and at point of sale at retail locations. The Company also advertises its products on television currently on local networks. The Company intends to expand its advertising by implementing a broader television advertising strategy over the course of 2007. The Company is also seeking to create strategic partnerships with makers of iPod and electronic accessories.

    Website Sales

    The Company sells its products worldwide directly to consumers on its website. Through September 30, 2006, the Company sold approximately $1.2 million of product on its website, or approximately 69% of its overall sales for 2006.

    Mall Vendors

    The Company sells its invisibleSHIELD products to kiosk vendors in shopping malls and retail centers. The Company enters into agreements with such vendors who purchase the products and resell them to consumers. The Company also owns and operates several kiosk locations. Through September 30, 2006, the Company sold approximately $225,000 of product to kiosk vendors, or approximately 12% of its overall sales for 2006. The third party kiosk vendors are required to enter into a standard license and resale agreement with the Company.

    Electronics Retailers

    The Company sells its invisibleSHIELD products to electronics retailers and out of its storefront maintained in its headquarters, predominately independently owned retailers of Apple products and accessories. We estimate there are over 300 such independent Apple resellers worldwide and we currently have agreements with approximately 70, predominately in the United States. The Company also sells its invisibleSHIELD products to university bookstores and small independently owned consumer electronics stores. Through September 30, 2006, the Company sold approximately $348,000 of product to specialty retailers, or approximately 19% of its overall sales for 2006. The electronics retailers are required to enter into a standard reseller agreement with the Company.

    The Company also generated revenue from shipping charges to customers. Through September 30, 2006, the Company generated approximately $205,000 from shipping charges.

    Distributors

    The Company utilizes multiple distributors to market and place its products for sale in the United States and abroad. The Company has a distributorship agreement with ENVIOUS, a United Kingdom company, for the marketing, distribution and sale of the Company’s products throughout the United Kingdom. This agreement is not exclusive. The agreement was entered into in January 2007 and has a one year term.

    The Company has an exclusive distribution agreement for the marketing and sale of its products in Japan with CareFit USA. The Agreement provides that CareFit will establish up to twenty retail sales locations in Japan. CareFit will be compensated based on actual revenues derived from retail locations established by CareFit. To date, no revenues have been generated from sales in Japan under this Agreement and no retail locations have been established in Japan. The Agreement was entered into on October 3, 2006 and has a six month renewable term.

    The Company is continuously negotiating for new distribution relationships in the United States and abroad to increase the marketing and sale of its products in retail locations.

Company Organization

    The Company’s operations are divided and organized as follows: marketing and sales, which includes the development and maintenance of the Company’s website, customer service, production, distribution and shipping, art and graphics, product design, and general and administration functions.

Competitors

The market for sales to consumers for “after market” accessories for electronic devices is very competitive. The Company’s chief competitors are companies that develop, market and sell protective coverings for consumer electronics. There are two main categories for these protective coverings; the first is silicone and leather cases, and the second is traditional screen protectors. Silicone and leather cases tend to be bulkier, heavier, ornamental and visually distracting and cover the design and features of the device, rather than enhance its design. Traditional screen protectors are stiff, scratch fairly easily, use static cling for adhesion, and are not able to wrap around or protect the entire body of an electronic device. While the Company competes with such persons for sales to consumers generally, the Company does not consider such other products per se to be competitive to the invisibleSHIELD.

Warranties

    The Company offers a lifetime guaranty of the durability of its invisibleSHIELD products. If the invisibleSHIELD is ever scratched or damaged (in the course of normal use), a customer simply needs to send back the old product and ShieldZone will replace it for free. To date only a nominal amount of the Company’s invisibleSHIELDS sold have been returned under the warranty program.

Intellectual Property Rights

    Patents

    The Company has filed a patent application for a Protective Covering for Electronic Device with the United States Patent and Trademark Office. The patent relates to the field of protective coverings and systems and methods for covering such devices with thin films. This includes both partial coverings and full coverings. The Patent Application will not be published until the Patent is issued.

    Trademarks

    The Company has filed the following Trademark Applications with the United States Patent and Trademark Office:

    INVISIBLE SHIELD filed on February 1, 2007, Serial Number 77096911.

    Invisible Shield (with stylized logo image) filed on June 9, 2006, Serial Number 78905019.

    The Company also claims common law trademark rights in the following marks: “ShieldZone,” “Shieldspray,” “Pay Once Protect Forever,” “Invisible Invincible,” “Protect Your Digital Life,” and “Ultimate Scratch Protection.”

Government Regulations

    Our operations are subject to various federal, state and local employee workplace protection regulations including OSHA. We believe that compliance with federal, state and local environmental protection regulations will not have a material adverse effect on our capital expenditures, earnings and competitive and financial position. Although we believe that our worker and employee safety procedures are adequate and in compliance with law, we cannot completely eliminate the risk of injury to our employees, or that we may occasionally, unintentionally, be out of compliance with application law. In such event we could be liable for damages or fines or both.

Legal Proceedings

    We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company. To our knowledge, we are not a party to any pending civil or criminal action or investigation.

Facilities; Real Property Lease

    Our principal executive offices and manufacturing facilities are currently located in a 8,300 square foot space located at 3855 South 500 West, Suites B and J, Salt Lake City, Utah 84115. We have a lease for this facility with a term expiring on June 30 2009 at a monthly rental of $3,991. The Company believes this facility is adequate for the foreseeable future.

Employees

    We have 40 full-time employees and 4 part time employees including our management team. We have 12 employees in sales and marketing including our website, 6 in general and administration, 14 in production, 2 in technology support, 3 in graphic design, and 7 customer service agents. No employee is represented by a labor union, and we have never suffered an interruption of business caused by labor disputes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Overview

    The following discussion of the financial condition and results of operation of ShieldZone Corporation should be read in conjunction with the financial statements and the notes to those statements included in this Current Report on Form 8-K. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth under “Risk Factors”, actual results may differ materially from those anticipated in the forward-looking statements.

On February 8, 2007, Amerasia Khan Ltd. a Nevada corporation (the “Registrant”) executed an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Registrant and its wholly owned subsidiary, SZC Acquisition, Inc., a Nevada corporation (“Subsidiary”) on the one hand and ShieldZone Corporation, a Utah corporation (“ShieldZone” or “Target”) on the other hand. Pursuant to the Merger Agreement, ShieldZone merged with Subsidiary, with ShieldZone surviving the merger and Subsidiary ceasing to exist (the “Merger”).

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪	The Registrant became the holder of all of the issued and outstanding shares of capital stock of Shieldzone, resulting in a parent/subsidiary relationship between the Registrant and ShieldZone.

▪	Each share of ShieldZone common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of the Registrant’s common stock.

▪
Certain convertible notes, issued by SheildZone in the aggregate principal amount of $250,000.00, were converted by the Registrant at an exercise price of $0.35 into 714,286 shares of the Registrant’s common stock

▪
The Registrant’s board of directors was reconstituted to consist of David Ho, the Registrant’s director prior to the merger, and Robert G. Pedersen II, who prior to the Merger was the sole director of ShieldZone.

▪
Each of the Registrant and SheildZone provided customary representations and warranties and closing conditions, including approval of the Merger by approval required by law of SheildZone’s stockholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The acquisition of ShieldZone will be accounted for as a recapitalization of ShieldZone Corporation, a Utah corporation because on a post-merger basis, the former shareholders of ShieldZone will hold a majority of our outstanding common stock on a voting and fully-diluted basis. As a result, ShieldZone is deemed to be the acquirer for accounting purposes. Accordingly, the financial statement data presented are those of ShieldZone for all periods prior to the acquisition of ShieldZone on February 8, 2007, and the financial statements of the consolidated companies from the acquisition date forward.

    For purposes of the following discussion and analysis, references to ‘‘we’’, ‘‘our’’, ‘‘us’’ refers to ShieldZone.

    ShieldZone custom-designs, markets and sells a form of protective covering for consumer electronic and hand held devices. Our key product “invisibleSHIELD”™ is made from a protective, film-like covering that was developed originally to protect the leading edges of rotary blades of military helicopters. We determined that this same film product could be configured to fit onto the surface of electronic devices and marketed to consumers for use in protecting such devices from everyday wear and tear including scratches, scrapes, debris and other surface blemishes. The film also permits touch sensitivity, meaning it can be used on devices that have a touch-screen interface. The invisibleSHIELD film material is highly reliable and durable since it was originally developed for use in a high friction, high velocity, aerospace context. The film provides long lasting protection for the surface of electronic devices subject to normal wear and tear. The film is a form of polyurethane substance, akin to a very thin, pliable, flexible and durable clear plastic that adheres to the surface and shape of the object it is applied to.

Critical Accounting Policies

    The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Significant estimates include the allowance for doubtful accounts, inventory valuation allowances, sales returns and warranty liability, the useful life of property and equipment and the valuation allowance on deferred tax assets.

Accounts receivable

    We sell our products to end-users through retailers and other resellers who are extended credit terms after an analysis of their financial condition and credit worthiness. We also accept orders from our website store and corporate owned kiosk stores and receive credit card payments through our merchant bank.

    Credit terms to retailers and resellers, when extended, are based on evaluation of the customers' financial condition and, generally, collateral is not required. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Management regularly evaluates the allowance for doubtful accounts considering a number of factors. Accounts receivable are generally due within thirty days of the invoice date and considered past due after thirty days. Estimated losses are based on the aging of accounts receivable balances, a review of significant past due accounts, and our historical write-off experience, net of recoveries. If the financial condition of our customers were to deteriorate, whether due to deteriorating economic conditions generally, in the industry, or otherwise, resulting in an impairment of their ability to make payments, additional allowances would be required.

    Accounts receivable from merchant banks are calculated based on historical collection history including the merchant bank’s evaluation and holdback criteria.

    We establish an allowance and charge bad debt expense on accounts receivable when they become doubtful of collection, and payments subsequently received on such receivables are credited to the bad debt expense in the period of recovery.

Inventories

    Inventories, consisting primarily of finished goods and raw materials, are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-saleable inventories, and records necessary provisions to reduce such inventories to net realizable value. We recognize all inventory reserves as a component of product costs of goods sold.

Revenue recognition

    We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition.  In general, we record revenue when persuasive evidence of an arrangement exists or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  Our revenue is derived from sales of our products to retailers, resellers and end consumers. We record revenue when the product is shipped, net of estimated returns and discounts.

    We follow the guidance of Emerging Issues Task Force (EITF) Issue 01-9 ``Accounting for Consideration Given by a Vendor to a Customer'' and (EITF) Issue 02-16 ``Accounting by a Customer (Including a Reseller) for Certain Considerations Received from Vendors.'' Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products. Promotional products given to customers or potential customers are recognized as a cost of sales. Cash incentives provided to our customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

Reserve for Sales Returns and Warranty Liability

    Our return policy generally allows our end users and retailers to return purchased products for refund or in exchange for new products within 30 days of end user purchase. We estimate a reserve for sales returns and record that reserve amount as a reduction of sales and as a sales return reserve liability.

    We generally provide the ultimate consumer a warranty with each product and accrue warranty expense at the time of the sale based on the Company’s prior claims history. Actual warranty costs incurred are charged against the accrual when paid.

Results of Operations

Nine months ended September 30, 2006 as compared to the period from March 24, 2005 (inception) to September 30, 2005

Net sales

    Net sales for the nine months ended September 30, 2006 were $1,978,533 as compared to net sales of $118,364 for the period from March 24, 2005 (inception) to September 30, 2005, an increase of $1,860,169 or 1,571.6%.
The significant increase in product sales is mainly attributed to continued strong sales of our invisibleSHIELD product with approximately 69% of our product being sold through our website to retail customers.

Cost of sales

    Cost of sales includes raw materials, packing materials and shipping costs. For the nine months ended September 30, 2006, cost of sales amounted to $537,375 or approximately 27% of net sales as compared to cost of sales of $17,859 or 15% of net sales for the period from March 24, 2005 (inception) to September 30, 2005. The increase in cost of sales as a percentage of net revenues for the nine months ended September 30, 2006 as compared to the period ended September 30, 2005 is attributable to an increase in shipping costs and packaging costs.

Gross profit

    Gross profit for the nine months ended September 30, 2006 was $1,441,158 or approximately 73% of net sales as compared to $100,505 or approximately 85% of net sales for the period from March 24, 2005 (inception) to September 30, 2005. The decrease in gross profit percentage was attributable to an increase in shipping and packaging costs. There could be no assurances that we will continue to recognize similar gross profit margin in the future.

Operating expenses

    Total operating expenses for the nine months ended September 30, 2006 were $1,426,165, an increase of $1,384,637 from total operating expenses for the period from March 24, 2005 (inception) to September 30, 2005 of $41,528. This increase included the following:

•
For the nine months ended September 30, 2006, salaries and related taxes increased by $658,495 to $669,895 for the nine months ended September 30, 2006 from $11,400 in the 2005 period due to the hiring of staff to implement our business plan.

•
For the nine months ended September 30, 2006, consulting expense increased to $73,750 as compared to $0 in the 2005 period primarily due to approximately $63,000 paid to a consultant who then became our president.

•
For the nine months ended September 30, 2006, advertising and marketing expenses amounted to $269,689 as compared to $12,766 for the period from March 24, 2005 (inception) to September 30, 2005, an increase of $256,923. This increase is attributable to an increase in our marketing efforts as we roll out product and implement our business plan. We expect our marketing and advertising expenses to increase as our revenues increase and expect to spend increased funds on adverting and promotion of our products as well as sales training. During fiscal 2007, we intend to expand our marketing efforts related to our products.

•
For the nine months ended September 30, 2006, we incurred settlement expenses of $62,500 related to the early termination of a consulting contract. Pursuant to a settlement agreement, we agreed to pay $62,500 in cash which was accrued as a settlement fee payable at September 30, 2006. The amount was paid in October 2006.

•
For the nine months ended September 30, 2006, other selling, general and administrative expenses amounts to $350,331 as compared to $17,362 in the 2005 period. The increase was attributable to the increase in operations as we implement our business plan and is summarized below:

	2006	2005
Professional fees	$ 34,937	$ 60
Insurance	25,491	-
Depreciation	17,094	28
Rent	30,653	1,000
Travel and entertainment	42,459	-
Other	199,697	16,274

Total	$ 350,331	$ 17,362

Income from operations

    We reported income from operations of $14,993 for the nine months ended September 30, 2006 as compared to income from operations of $58,977 for the period from March 24, 2005 (inception) to September 30, 2005, a decrease of $43,984.

Other income (expense)

    For the nine months ended September 30, 2006, total other expenses amounted to $11,740 as compared to $0 for the 2005 period. This change is primarily attributable to:

•	An increase in interest income of $5,819.

•	During the 2006 period, we sold property and equipment and recorded a gain of $1,000.

•	During the 2006 period, we incurred other expense of $18,559.

Income taxes

    During the nine months ended September 30, 2006, we recorded a current and deferred income tax benefit of $13,464. We computed and filed our Federal income tax return on a cash basis for 2005 and will file our federal income tax return on the accrual basis in 2006.

Net income

    As a result of these factors, we reported a net income of $16,717 for the nine months ended September 30, 2006 as compared to net income of $58,977 for the 2005 period.

Results of operations for the period from March 24, 2005 (inception) to December 31, 2005 ("Fiscal 2005”)

Net sales

    Net sales for fiscal 2005 were $728,786 and related to strong sales of our invisibleSHIELD product.

Cost of sales

    Cost of sales includes raw materials, packing materials, shipping and manufacturing costs. In fiscal 2005, cost of sales amounted to $119,410 or 16.4% of net sales.

Gross profit

    Gross profit for fiscal 2005 was $609,376 or 83.6% of net sale.

Operating expenses

    Total operating expenses for fiscal 2005 were $367,095 and included the following:

•	During fiscal 2005, salaries and related taxes amounted to $164,038 and related to the hiring of staff to implement our business plan.
•
During fiscal 2005, we recorded bad debt expense of $22,500 related to the recording of an allowance for doubtful accounts on our accounts receivable balances. This amount was primarily related to the risk we incur on credit card sales.

•	During fiscal 2005, other selling, general and administrative expenses amounts to $180,557 and consisted of the following:

2005
Professional fees	$ 3,985
Marketing and advertising	40,392
Contract labor	42,211
Insurance	3,454
Depreciation	2,440
Rent	5,918
Travel and entertainment	4,380
Other	77,777

Total	$ 180,557

Income from operations

    We reported income from operations of $242,281 for fiscal 2005.

Other income (expense)

    For fiscal 2005, we incurred interest expense of $900.

Income taxes

    During fiscal 2005, we incurred current and deferred income tax expense of $83,005. We computed and filed our Federal income tax return on a cash basis for 2005.

Net income

    As a result of these factors, we reported net income of $158,376 or $.02 per common share for fiscal 2005.

Liquidity and Capital Resources

    Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its liabilities and otherwise operate on an ongoing basis.

    At September 30, 2006, we had a cash balance of $161,414.

    Our working capital position decreased $37,452 to $38,299 at September 30, 2006 from $75,751 at December 31, 2005. This decrease in working capital is primarily attributable to an increase of $72,732 in accounts payable. The increase in accounts payable reflects the effects of increased operating activity during the nine months ended September 30, 2006.

    In November 2006, we entered into a Convertible Note (the “Convertible Note”), with an affiliate of the Company’s Chief Executive Officer in the original principal amount of $100,000. The note is convertible at the holder's option any time up to maturity at a conversion price equal to $.35 per common share. The note is due on May 15, 2007, bears interest at 20% per year and is unsecured. Such interest is payable at maturity. The common shares underlying the
Note shall have piggy back registration rights.

    On December 27, 2006, we entered into a Secured Convertible Note Purchase Agreement (the “Convertible Note Agreement”). Pursuant to the Convertible Note Agreement, we issued a convertible note to the Investor in the original principal amount of $250,000. The note is convertible at the holder's option any time up to maturity at a conversion price equal to $.35 per common share. The note is due on March 1, 2007, bears interest at 4% per year, and is secured by substantially all of the assets of the Company. Such interest is payable at maturity and shall be computed on the basis of a 360-day year. The note shall automatically convert at any time prior to maturity upon the sooner of (i) a merger of the Company with and into a publicly listed or traded entity, or (ii) the Company consummates the issuance and sale of an aggregate of $500,000 of common stock. The common shares underlying the Note shall have piggy back registration rights.

    Net cash provided by operating activities for the nine months ended September 30, 2006 was $217,032 as compared to $56,973 for the period from March 24, 2005 (inception) to September 30, 2005. For the nine months ended September 30, 2006, net cash provided by operating activities was attributable primarily to increases in our accounts payable and accrued expenses and settlement payable balances of $148,689 and $62,500, respectively, and a decrease in accounts receivable of $31,579. For the period from March 24, 2005 (inception) to September 30, 2005, net cash provided by operating activities was attributable primarily to our net income of $58,977.

    Net cash used in investing activities for the nine months ended September 30, 2006 was $171,263 attributable to the purchase of property and equipment. Net cash used in investing activities for the period from March 24, 2005 (inception) to September 30, 2005 amounted to $5,582 which was attributable to an increase in notes receivable of $3,000 and purchases of equipment of $2,582.

    Net cash provided by financing activities was $89,984 for the nine months ended September 30, 2006 compared to $0 for the period from March 24, 2005 (inception) to September 30, 2005. During the nine months ended September 30, 2006, we received cash from the sale of common stock of $75,000, received a capital contribution of $25,000 offset by the repayment of equipment financing payable of $10,016.

    We reported a net increase in cash for the nine months ended September 30, 2006 of $135,753 as compared to a net increase in cash of $51,391 for the period from March 24, 2005 (inception) to September 30, 2005.

    We currently have no material commitments for capital expenditures. Other than working capital and loans, we presently have no other alternative source of working capital. We want to build an additional manufacturing line and upgrade our manufacturing facilities and technologies, in order to expand our products. We do not have sufficient working capital to fund the additional line and upgrade our manufacturing facilities and technologies as well as providing working capital necessary for our ongoing operations and obligations. We will need to raise additional working capital to complete this project. We may seek to raise additional capital through the sale of equity securities. No assurances can be given that we will be successful in obtaining additional capital, or that such capital will be available in terms acceptable to our company. At this time, we have no commitments or plans to obtain additional capital.

RISK FACTORS

Before investing in our common stock you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings.  Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

RISKS OF THE BUSINESS

    The markets for our products are subject to continuing change that may impair our ability to successfully sell our products The market’s for our products is volatile and subject to continuing change. Consumer tastes and demands can be unpredictable. We must continuously adjust our marketing strategy to address the changing state of the markets for our products, we may not be able to anticipate changes in the market and, as a result, our product strategies may be unsuccessful.

    We are dependant on a third party source to acquire sufficient quantities of raw materials to produce our products. We acquire substantially all of our raw materials that we use in our products from one distributor. While we believe our relationship with that distributor is excellent, and we foresee no interruption in our ability to obtain raw materials from such distributor, we might in the future need to find other sources or attempt to manufacture the raw materials, or a material substantially similar to them, ourselves. We believe we could obtain the raw materials from other sources, or obtain substantially similar raw materials, or even produce similar materials ourselves. We also keep an inventory of raw materials on hand which could support our operations even if our sources were interrupted. However any unexpected interruption in our acquisition of the raw materials and the production of our products could harm our results of operations and our revenues.

    We are dependent for our success on one key executive officer. Our inability to retain this officer would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team including Mr. Robert G. Pedersen II. We do not have an employment agreement with Mr. Pedersen. We do not have employment agreements with any other members of our senior management team. Each of those individuals without long-term employment agreements may voluntarily terminate his employment with the Company at any time upon short notice. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company. Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

    We are also dependent for our success on our ability to attract and retain sales and marketing personnel and other skilled management. Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. Failure to attract and retain necessary technical personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

    We experience seasonal and quarterly fluctuations in demand for our products. Our quarterly results may fluctuate quarter to quarter as a result of market acceptance of our products, the mix, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the incurrence of other operating costs and factors beyond our control, such as general economic conditions and actions of competitors. We are also affected by seasonal buying cycles of consumers, such as the holiday season, and the introduction of popular consumer electronics, such as a new generation of the iPod. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

    We do not own significant proprietary intellectual property rights to protect out products of business. We do not own proprietary rights with respect to the film we use in our products. We have a patent pending with respect to the covering of electronic devices with thin films. In addition, we own and keep confidential the design configurations of the film and the process to cut the film which are our copyrights. We seek to protect our intellectual property rights through confidentiality agreements with our employees, consultants and partners. However, no assurance can be given that such measures will be sufficient to protect our intellectual property rights or that the intellectual property rights that we have are sufficient to protect other persons from creating and marketing substantially similar products. If we cannot protect our rights, we may lose our competitive advantage. Moreover, if it is determined that our products infringe on the intellectual property rights of third parties, we may be prevented from marketing our products.

    We have no committed source of additional capital. For the foreseeable future, we intend to fund our operations and capital expenditures from operations and our cash on hand. If our capital resources are insufficient, we may need additional funds to continue our operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. We cannot assure you that at such time as we need funds that alternative financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our current products, license new products or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of our common stock. If we choose to raise additional funds through the issuance of equity securities, this may cause significant dilution of our common stock, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

    We may incur debt in the future. In order to fund operations, we may issue debt instruments which will have a senior claim on our assets in the event of a sale of assets. Future debt service may cause strain on cash flow and impair business operations.

    We may issue shares of common stock which would be dilutive to your holdings. From time to time we may issue shares of common stock in connection with equity financing activities or as incentives to our officers and business partners. We may expand the number of shares available under stock incentive and option plans, or create new plans. All issuances of common stock would be dilutive to your holdings in the Company. If your holdings are diluted, the overall value of your shares may be diminished and your ability to influence shareholder voting will also be harmed.

    Our business could be harmed if we fail to maintain proper inventory levels. We produce our products prior to the time we receive customers’ orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. However, we may be unable to sell the products we have produced in advance. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate demand for our products or if we fail to produce the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact distributor relationships, and diminish brand loyalty.

    We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed. Our market is highly competitive with numerous competitors. Some of our competitors have greater financial, technological, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and production and more quickly develop new products and technologies. They may also have more fully developed sales channels for consumer sales including large retail seller arrangements and international distribution capabilities. In addition, new companies may enter the markets in which we compete, further increasing competition in the laser industry. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common shares.

    We may not be able to effectively manage our growth. We intend to grow our business by expanding our sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

o	expand our systems effectively or efficiently or in a timely manner;
o	allocate our human resources optimally;
o	meet our capital needs;
o	identify and hire qualified employees or retain valued employees; or
o	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

    If our competitors misappropriate our proprietary know-how and trade secrets,  it could have a material adverse affect on our business. We depend heavily on the expertise of our production team. If any of our competitors copies or otherwise gains access to similar products independently, we might not be able to compete as effectively. The measures we take to protect our designs may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.

    If our facilities were to experience catastrophic loss, our operations would be seriously harmed. Our facilities could be subject to a catastrophic loss from fire, flood, earthquake or terrorist activity. All of our activities, including manufacturing, our corporate headquarters and other critical business operations are in one location. Any catastrophic loss at this facility could disrupt our operations, delay production, and revenue and result in large expenses to repair or replace the facility. While we have obtained insurance to cover most potential losses, we cannot assure you that our existing insurance coverage will be adequate against all other possible losses.

    New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock. We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

    Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business. We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, must incur additional expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our registered independent public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which may initially apply to us as of December 31, 2007 and December 31, 2008, respectively. Our lack of familiarity with Section 404 may unduly divert management’s time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

    Economic, political, military or other events in the United States could interfere with our success or operations and harm our business. We market and sell our products and services in the United States and abroad. The September 11, 2001 terrorist attacks disrupted commerce throughout the United States and other parts of the world. The continued threat of similar attacks throughout the world and the military action, or possible military action, taken by the United States and other nations, in Iraq or other countries may cause significant disruption to commerce throughout the world. To the extent that such disruptions further slow the global economy or, more particularly, result in delays or cancellations of purchase orders for our products or extends the sales cycles with potential customers, our business and results of operations could be materially adversely affected. We are unable to predict whether the threat of new attacks or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have a long-term material adverse effect on our business, results of operations or financial condition.

MARKET RISKS

    Our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. Our shares do not trade on the OTCBB and we have no trading symbol. We will apply to have our securities quoted on the OTCBB, however we cannot guarantee that our securities will be quoted in the near term, if at all. As such, there is currently no public market for our securities and one may not develop. Absent a public market, you may be unable to sell your shares of common stock at as you need to, or at a price you desire. Prior to the Merger our predecessor had no trading volume on the OTC Bulletin Board. Through this Merger ShieldZone has essentially become public without the typical initial public offering procedures which usually include a large selling group of broker-dealers who may provide market support after going public. Thus, we will be required to undertake efforts to develop a market and market recognition for us and support for our shares of common stock in the public market. The price and volume for our common stock that will develop cannot be assured.

    The number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days, weeks, months, or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded.

    The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the Common Stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares. As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.

    The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float and lack of history as a public company which could lead to wide fluctuations in our share price. The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our shares of common stock may be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time.

    In addition, the market price of our common stock could be subject to wide fluctuations in response to:

o	quarterly variations in our revenues and operating expenses;
o	announcements of new products or services by us;
o	fluctuations in interest rates;
o	significant sales of our common stock, including “short” sales;
o	the operating and stock price performance of other companies that investors may deem comparable to us; and
o	news reports relating to trends in our markets or general economic conditions.

    The stock market, in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

    Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

    Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director. Our articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our articles of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

    We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize their investment.

    Our Chief Executive Officer and Directors, and one other shareholder, own or control at least 50% of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in shareholders receiving a premium over the market price for our shares. We estimate that approximately 50% of our outstanding shares of common stock is owned and controlled by our Chief Executive Officer and directors and one other stockholder. Such concentrated control of the Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. Accordingly, the existing principal stockholders together with our directors and executive officers will have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares, you may have no effective voice in the management of the Company.

    Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

DESCRIPTION OF PROPERTY

    The Company’s headquarters and operating facility is located at 3855 South 500 West, Suites B and J, Salt Lake City, Utah, 84115. This facility is approximately 8,300 square feet which allows us to conduct our operations on site, including processing and packaging. The Company believes that this facility is sufficient for its needs for the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT PRIOR TO THE MERGER AGREEMENT

    The following table sets forth, as of February 1, 2007, certain information regarding the ownership of the Company’s capital stock by the following persons on such date: each of the directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 1, 2007 were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of the Common Stock issued and outstanding, as of February 1, 2007 which was 9,000,000 shares.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Johnny Lee, Director, President and Chief Executive Officer Block 4, 11A Rhythm Garden 242 Choi Hung Road, Kowloon Hong Kong, China	4,000,000	44.44%
Common Stock	David Ho, Director, Secretary and Treasurer, and Chief Financial Officer 1409 Forbes Avenue North Vancouver, B.C. V7M 2Y2 Canada	400,000	4.44%
	All officers and directors as a group (2 persons)	4,400,000	48.88%

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT AFTER THE CLOSING OF THE MERGER AGREEMENT

    The following table sets forth information with respect to the beneficial ownership of the outstanding shares of Company’s capital stock immediately following the Merger by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers who will take office as of the effective date of the Merger; (iii) directors as of the effective date of the Merger and director nominees who will take office as soon as the appropriate information statement can be mailed to the stockholders of registrant and the accompanying waiting period passes and (iv) all the aforementioned officers and directors as a group.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (3)
Common Stock	Robert G. Pedersen II, President and Chief Executive Officer (2)(4)	6,785,714	41.15%
Common Stock	David Ho, Director 1409 Forbes Avenue North Vancouver, B.C. V7M 2Y2 Canada	0 (6)	2.46%
Common Stock	Andrew C. Park 201 Post Street, 11th Floor San Francisco, CA 94108	1,058,235	6.53%
Common Stock	SunCreek, LLC (5) 2873 Tolcate Lane Holladay, Utah 84121	5,285,714	30.85%
	All officers, directors and director nominees as a group (2 persons)	7,185,714	43.58%

(1)
Unless otherwise noted, the address for each of the named beneficial owners is: 3855 South 500 West, Suite B, Salt Lake City, Utah, 84115. Unless otherwise indicated, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes voting and/or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within sixty days of February 9, 2007 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership set forth in the above table, unless otherwise indicated.

(2)	Such person is a director nominee that the directors of Registrant have elected to the Board of Directors which appointment shall be effective upon compliance with Rule 14f1 of the Securities and Exchange Act of 1934.

(3)	The calculations of percentage of beneficial ownership are based on 16,203,572 shares of common stock outstanding as of February 9, 2007 assuming the closing of the Merger.

(4)	Includes 1,500,000 shares of Common Stock held directly by Mr. Pedersen and 5,000,000 shares of Common Stock held by SunCreek, LLC, an entity wholly owned by Mr. Pedersen. Mr. Pedersen exercises sole voting and investment control over the shares held by SunCreek, LLC. Also includes 285,714 shares subject to issuance upon the conversion of a convertible promissory note in the principal amount of $100,000 owned by SunCreek, LLC. The conversion rate per share under the note is $0.35. The note is due May 15, 2007, if not sooner paid or converted.

(5)
Also includes 285,714 shares subject to issuance upon the conversion of a convertible promissory note in the principal amount of $100,000 owned by SunCreek, LLC. The conversion rate per share under the note is $0.35.
The note is due May 15, 2007, if not sooner paid or converted. SunCreek, LLC is an entity wholly owned by Mr. Pedersen. Mr. Pedersen exercises sole voting and investment control over the shares held by SunCreek,
LLC. See note 4, above.

(6)	Mr. David Ho, our former Chief Financial Officer and current director, agreed to cancel his 400,000 shares of the Registrant’s common stock.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS-

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

    In connection with the Merger Agreement, effective February 8, 2007, Mr. Ho resigned as Chief Financial Officer but will remain a director of the Company subject to a resignation to take effect on the tenth day following the mailing of the 14f1 to shareholders of Registrant. Mr. Lee resigned as director and Chief Executive Officer effective February 8, 2007. On February 8, 2007, Mr. Ho as sole director appointed Robert G. Pedersen II as Chief Executive Officer and President and a director on the Board of Directors.

    Our existing board of directors has the authority to appoint new directors of the Company, subject to Section 14f1 of the Securities Act of 1934 which requires that if a change in control of the board occurs, such change of control is not effective until 10 days after mailing a written notice of such change in control to all shareholders. The Company intends to prepare and mail such notice promptly after filing this Form 8-K. The person so appointed to the Board of Directors is Mr. Robert G. Pedersen II. Information regarding this Director nominee is included in this Form 8-K.

    The following tables summarize the Company's current executive officers and directors and the proposed executive officers and directors of the Company:

Name	Age	Position
Robert G. Pedersen II	40	Chief Executive Officer, Director Nominee *
David Ho	49	Director

    *Mr. Pedersen was appointed to our Board as of the closing of the Merger and the appointment will be effective upon our compliance with Rule 14f1.

    Robert G. Pedersen II. Mr. Pedersen provides the overall vision and strategy of ShieldZone Corporation. Mr. Pedersen has more than 20 years' experience in executive management, sales and marketing, communications, as well as owning and managing several start-up businesses and enterprises. Since 1998, Mr. Pedersen was a co-owner and executive manager for Del Sol, LC, a Utah-based specialty retailer of apparel and accessories. In 2002, he created and was the director of DelSol.com, the Del Sol, LC’s Internet presence. In September 2002 Mr. Pedersen founded PayTeck, Inc., a Utah provider of Internet-based payment processing services, which was later sold to Zion's Bank, a public company, in 2005. Mr. Pedersen joined ShieldZone in January 2006 in a full time capacity and has served as its Chief Executive Officer since that time. Robert earned a Masters Degree (MBA) from Brigham Young University in Business Administration with an emphasis in marketing, finance and organizational communications in 2000, and earned a degree in business administration (BSBA) from the University of Phoenix which was granted in 1996. Mr. Pedersen and his wife and six children reside in Holladay, Utah.

    David Ho. Mr. Ho became our Secretary and Treasurer and a Director on April 2, 2004. He was appointed as Chief Financial Officer on April 02, 2004. Since 1980 to the present, Mr. Ho has been the President of Apex Travel Ltd. in Vancouver, British Columbia, Canada. From 1980 to 1999, Mr. was the General Manager of L & L Developments Inc. In 1979, Mr. Ho obtained a degree in Computer/Math from the University of Manitoba, Manitoba, Canada. Mr. Ho resigned as our Chief Financial Officer effective February 8, 2007.

EXECUTIVE COMPENSATION

    None of our executive officers of Registrant prior to the Merger received compensation in excess of $100,000 for the fiscal years ended December 31, 2006, 2005 or 2004, respectively. Mr. David Ho did not receive compensation for his position as an officer of the Registrant.

SHIELDZONE SUMMARY COMPENSATION TABLE

    The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended 2006, 2005 and 2004.

SUMMARY COMPENSATION TABLE
Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert G. Pedersen II CEO & President	2004 2005	- -	- -	- -	- -	- -	- -	- 85,000 (3)	- 85,000
	2006	40,000	-	-	-	-	-	-	40,000
Phillip Chipping (1)	2004 2005	- 54,614	- -	- -	- -	- -	- -	- -	- 54,614
	2006	98,500	-	-	-	-	-	-	98,500
David Ho Former CFO (4)	2004 2005	- -	- -	- 9,600 (2)	- -	- -	- -	- -	- 9,600
	2006	-	-	-	-	-	-	-	-
Johnny Lee Former President, CEO and Director (5)	2004 2005	- -	- -	- 48,000 (2)	- -	- -	- -	- 35,000 (6)	- 83,000
	2006	-	-	-	-	-	-	-	-

(1)	Effective December 15, 2006, Mr. Chipping resigned his position as an officer and director of the Company.

(2)
The Company issued 400,000 shares of common stock to Mr. David Ho at $0.001 per share on June 10, 2005 in settlement of $400 of debt, and 2,000,000 shares of common stock to Mr. Johnny Lee at $0.001 per share on the same date in settlement of $2,000 in debt. The conversion rate of $0.001 for these issuances was the price determined by considering both the stock price at the time and the great deal of time and effort our officers and directors expended in developing our business plan and establishing the contacts necessary to progress the company thus far. We recorded a noncash charge of $9,600 to Mr. Ho and $48,000 to Mr. Lee for management compensation to reflect the fair value of the common stock issued to Messrs. Ho and Lee. These issuances were made by Amerasia Khan Ltd. prior to the merger transaction with ShieldZone.

(3)
Represents a consulting fee paid to a company owned by Mr. Pedersen for services rendered through July 2006, but paid in fiscal 2005. In January 2006, Mr. Pedersen purchased a 50% interest in the equity of the Company through an affiliated entity and was appointed Chief Executive Officer and Director of ShieldZone.

(4)	Mr. Ho has resigned as the Chief Financial Officer of the Company and ten days following the consummation of the Merger, his resignation as a director will become effective.

(5)	Mr. Lee has resigned as the President, CEO and Director of the Company.

(6)
On May 1, 2004, the Company entered into a Management Services Agreement with Mr. Johnny Lee, the Company’s former President, CEO and Director. Pursuant to the terms of the Management Services Agreement, Mr. Lee received a consulting fee of $2,500 per month, payable on the last day of each month effective from May 1, 2004 to April 30, 2005. On May 01, 2005, the Company entered into an extension of the Management Agreement for another 12 months period ending April 30, 2006. In return, because of Mr. Lee’s local knowledge of the manufacturing industry in China and Mongolia, Mr. Lee agreed to (i) provide the Company with local (China) knowledge of the manufacturing factories in China; (ii) provide quality control for all products produced by the local (China) factories; (iii) management services, including office and administration services, telephone and computer services; and (iv) to carry out management and direction of the Company’s business, including managing, supervising and the coordinating of any export activities from China/Mongolia carried out by the Company. From inception to June 29, 2005 Mr. Lee received a total of $35,000. On June 29, 2005, the Company and Mr. Johnny Lee mutually agreed to suspend the Management Agreement, until such date that the Company is more profitable and viable. Subsequently, Mr. Lee released the Company from any obligations in connection with this matter pursuant to the Sale, Assignment, Assumption and Indemnification Agreement.

STOCK OPTION GRANTS AND EXERCISES

    For the fiscal year ended December 31, 2006, neither the Company nor ShieldZone issued any options to any officers, employees or directors. The Company currently does not have a stock option or incentive plan; however the Board of Directors has reserved 725,000 shares of common stock for use in such a plan to be established after the filing of this Current Report on Form 8-K.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS FOR SHIELDZONE

Except as disclosed in footnote 6 to the above Summary Compensation Table, neither the Company nor ShieldZone had any such arrangement in the past three years.

COMPENSATION OF DIRECTORS

    During the year ended December 31, 2006, the directors of Registrant did not receive any compensation for services as directors. The directors of ShieldZone did not receive any separate compensation for their duties as directors during the year ended December 31, 2006.

    We intend to adopt a director compensation policy for directors which will include compensation on a per meeting basis or upon appointment which will likely be a combination of cash compensation and stock options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    In October 2005, the Company executed a nine month consulting agreement with SunCreek, LLC, an entity wholly owned by Robert G. Pedersen II who subsequently became the Company’s Chief Executive Officer. Compensation in the amount of $85,000 was paid under the Agreement as of December 2005. No further compensation is due under the Agreement. The Agreement also provided for the sale by Phillip J. Chipping, the then sole owner of the Company, of 50% of the equity securities of the Company to SunCreek, LLC for the amount of $25,000.

    In November 2006, the Company ssued a Convertible Note (the “Note”), with an affiliate of the Company’s Chief Executive Officer in the original principal amount of $100,000. The Note is convertible at the holder's option any time up to maturity at a conversion price equal to $.35 per common share. The Note is due on May 15, 2007, bears interest at 20% per year and is unsecured. Such interest is payable at maturity. The common shares underlying the Note have piggy back registration rights.

On February 8, 2007, immediately following consummating the Merger, the Registrant entered into a Sale, Assignment, Assumption and Indemnification Agreement with Mr. Johnny Lee. Prior to the Merger, Mr. Lee was the Registrant’s President, CEO, member of the board of directors, and one of its significant stockholders. Pursuant to the spin-out agreement, (i) the Registrant sold Mr. Lee all of its assets; (ii) Mr. Lee assumed all of the Registrant’s liabilities, (iii) Mr. Lee agreed to indemnify the Registrant for breaches by Mr. Lee under the spin-out agreement; and (iv) Mr. Lee granted the Registrant a general release. As partial consideration in connection with entering into the Spin-out Agreement, Mr. Lee agreed to cancel his 4,000,000 shares of common stock held in the Registrant.

In addition Mr. David Ho, our former Chief Financial Officer and current director, agreed to cancel his 400,000 shares of the Registrant’s common stock.

DESCRIPTION OF SECURITIES

GENERAL

    Our Company’s Articles of Incorporation provide for authority to issue 50,000,000 shares of Common Stock with $0.001 value per Share.

COMMON STOCK

    The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore. The Company has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Company. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Company's assets. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

OPTIONS

    The Company intends to adopt an equity incentive plan for its officers, directors, employees and consultants. The Company has reserved 725,000 shares of Common Stock (none of which have been issued or granted) for use under the contemplated equity incentive plan.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed, quoted or traded on any stock exchange or quotation system. Prior to the Closing of the Merger, as of February 7, 2007, there were approximately 37 stockholders of record of our common stock.

DIVIDENDS

    We have never paid any cash dividends on the Common Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

TRANSFER AGENT

    Our transfer agent is Empire Stock Transfer Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, Nevada, 89074. Telephone 702-818-5898.

LEGAL PROCEEDINGS

    From time to time, we may be involved in litigation or other business disputes involving our business. The Company’s management is not aware of any material legal proceedings pending against the Company.

RECENT SALES OF UNREGISTERED SECURITIES

All shares of common stock issued by ShieldZone prior to the merger were converted to and exchanged for shares of our common stock pursuant to the Merger. The convertible notes, issued by SheildZone in the aggregate principal amount of $250,000.00 were converted by us pursuant to the Merger at an exercise price of $0.35 into 714,286 shares of our common stock. The issuance of shares of our common stock pursuant to the Merger was made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder and Regulation D.

    On July 7, 2006, ShieldZone issued and sold 39,604 shares of common stock to an accredited investor, for $75,000. The shares of common stock were subject to various stock splits after the issuance, and immediately prior to the Merger Agreement represented 100,000 shares of common stock of ShieldZone. The shares were issued pursuant to an exemption from registration provided by Rule 506 of Regulation D, as they were issued without any form of general solicitation or general advertising and the purchaser qualified as an accredited investor and accepted the shares for his personal account and not with a view towards distribution.

    In November 2006, the Company issued a Convertible Note (the “Note”), with an affiliate of the Company’s Chief Executive Officer in the original principal amount of $100,000. The Note is convertible at the holder's option any time up to maturity at a conversion price equal to $.35 per common share. The Note is due on May 15, 2007, bears interest at 20% per year and is unsecured. Such interest is payable at maturity. The common shares underlying the Note have piggy back registration rights. The Note was issued pursuant to an exemption from registration provided by Rule 506 of Regulation D, as it was issued without any form of general solicitation or general advertising and the purchaser qualified as an accredited investor and accepted the Note and underlying shares for its personal account and not with a view towards distribution.

    On December 27, 2006, ShieldZone issued a Secured Convertible Promissory Note in the principal amount of $250,000 to an accredited investor. The Note is convertible into shares of the Company’s common stock at a conversion price per share of $0.35. The Note was issued pursuant to an exemption from registration provided by Rule 506 of Regulation D, as it was issued without any form of general solicitation or general advertising and the purchaser qualified as an accredited investor and accepted the Note and underlying shares for its personal account and not with a view towards distribution.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our By-Laws and Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under section 78.138 of the Nevada Revised Statutes or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

    Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under section 78.138 of the Nevada Revised Statutes or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is judged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

    Section 78.7502 further requires us to indemnify present and former directors or officers against expenses if they have been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter.

Item 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

    See Recent Sales of Unregistered Securities in Item 2.01 above, which is incorporated by reference to this Item 3.02.

Item 5.01    CHANGES IN CONTROL OF REGISTRANT

Under the Merger Agreement, the Registrant issued 11,233,235 shares of its common stock to stockholders of the Target, plus 714,286 to the holder of a convertible note in the amount of $250,000. The shares issued to Target shareholdes  equaled at least 69% of the outstanding shares of the Registrant’s common stock. The closing of this transaction occurred on February 8, 2007 (the “Closing Date”). In addition, Mr. Ho has provided a resignation to be effective ten days following the effectiveness of Merger Agreement in compliance with Rule 14f1, and Messrs. Lee and Ho agreed to cancel 4,400,000 shares they held of the Registrant's common stock. As such, a change in control ocurred.  Mr. Johnny Lee resigned as the Company’s Chief Executive Officer and director. Mr. David Ho, as the Company’s sole remaining member of the Board, appointed Mr. Robert G. Pedersen II as the Company’s Chief Executive Officer and President. The Board consisting of Mr. Ho has nominated Mr. Robert G. Pedersen II as a director. His appointment as director will be effective upon our compliance with Rule 14f1.

Item 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)  Resignation of Director

    Effective February 8, 2007 Mr. Lee resigned from the board of directors of the Registrant. There were no disagreements between him and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to him and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received from him as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b)  Resignation of Officers

    Effective February 8, 2007, Mr. Lee resigned as the Chief Executive Officer of the Registrant and director. Effective February 8, 2007, Mr. Ho resigned as the Chief Financial Officer.

(c)  Appointment of Directors

    Effective February 8, 2007, Mr. Pedersen was appointed to Registrant’s Board of Directors and he will begin his service as a director as soon as Registrant complies with Rule 14f1.

    Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

(d)  Appointment of Chief Executive Officer and President

    Effective February 8, 2007 Mr. Robert G. Pedersen was appointed as Chief Executive Officer and President of the Registrant. There are no family relationships with any of the Company’s other executive officers or directors. Any related party transactions involving Mr. Pedersen are described above.

Item 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

    As a result of the Merger, the fiscal year end of the Registrant will change from March 30 to December 31, which is ShieldZone’s fiscal year end.

Item 5.06    CHANGE IN SHELL COMPANY STATUS

    Under the Merger Agreement by and between Registrant on one hand and Target on the other hand, on the Closing Date, the Registrant’s wholly-owned subsidiary merged with Target in exchange for the issuance of 10,175,000 shares of Common Stock to Target’s shareholders. The closing of this transaction occurred on February 8, 2007. Prior to the transaction, the Registrant was in the business or renting and selling academic regalia, such as caps, gowns and stoles. That business generated nominal revenue for the Registrant. From and after the closing, the Registrant’s operations will consist of the operations of Target.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

    The financial statements of ShieldZone Corporation for the period from March 24, 2005 (inception) through years ended December 31, 2005 and the unaudited financial statements for the nine months ended September 30, 2006 and 2005 are incorporated herein by reference to Exhibit 99.2 and Exhibit 99.3 to this Current Report.

(b)  Unaudited Pro Forma Financial Statements

    The unaudited pro forma financial statements are incorporated herein by reference to Exhibit 99.4 to this Current Report.

(c)  INDEX TO EXHIBITS.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated February 8, 2007
2.2	Sale, Assignment, Assumption and Indemnification Agreement dated February 8, 2007
3.1(1)	Articles of Incorporation of Registrant as filed with the State of Nevada
3.2 (1)	Bylaws of Registrant
10.1 (1)	Management Services Agreement dated May 1, 2005
10.2 (1)	Extension of Management Services Agreement dated May 1, 2005
10.3 (1)	Suspension of Management Services Agreement Dated May 1, 2005
10.4 (1)	Academic Regalia Purchase and Rental Agreement Dated June 15, 2005
10.5	Form of Reseller Agreement
10.6	Form of License Agreement
10.7	Form of Distributorship Agreement
10.8	Distribution Agreement with CareFit USA dated October 3, 2006
10.9	Distribution Agreement with ENVIOUS dated January 24, 2006
99.1	Director’s and Officer’s Letter of Resignation by Mr. Johnny Lee dated February 8, 2007
99.2	FiFinancial statements of ShieldZone Corporation for the period from March 24, 2005 (inception) through year ended December 31, 2005
99.3	Unaudited financial statements of ShieldZone Corporation for the nine months ended September 30, 2006 and 2005
99.4
Unaudited pro forma balance sheet as of December 31, 2005 and September 30, 2006 and unaudited pro forma Statement of Operations for the fiscal year ended December 31, 2005 and the nine months ended September 30, 2006.

(1)	Incorporated by Reference from Registrant’s Registration Statement on Form SB-2 filed December 2, 2005, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2007
By:	/s/ Robert G. Pedersen II
Robert G. Pedersen II, Chief Executive Officer and President